UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934

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☐	Definitive Proxy Statement

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Shareowner Services P.O. Box 64945 St. Paul, MN 55164-0945 Richardson Electronics, Ltd. ANNUAL MEETING OF STOCKHOLDERS October 7, 2025 2:00p.m. CDT Corporate Headquarters 40W 267 Keslinger Road LaFox, Illinois 60147 Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Stockholders to be Held on October 7, 2025. Notice is hereby given that the Annual Meeting of Stockholders of Richardson Electronics, Ltd. will be held at Corporate Headquarters, 40W 267 Keslinger Road, LaFox, Illinois 60147 on Tuesday, October 7, 2025, at 2:00 p.m. CDT. This communication presents only an overview of the more complete proxy materials that are available to you on the Internet. We encourage you to access and review all of the important information contained in the proxy materials before voting. If you want to receive a paper copy or an email with links to the electronic materials, you must request one. There is no charge to you for requesting a copy. Please make your request for a copy as instructed on the reverse side of this notice on or before September 25, 2025 to facilitate timely delivery. The Proxy Statement and Annual Report are available at http://eqproxyportal.com/EQ/RELL . Matters intended to be acted upon at the meeting are listed below. The Board of Directors recommends that you vote FOR Items 1, 2, 3, 4 and 5: 1. Election of Directors 01 Edward J. Richardson 02 Paul J. Plante 03 Jacques Belin 04 James Benham 05 Kenneth Halverson 06 Robert Kluge 07 Wendy Diddell 2. To ratify the selection of BDO USA, P. C. as the Company's independent registered public accounting firm for fiscal 2026. 3. To approve, on an advisory basis, the compensation of the Company’s Named Executive Officers. 4. To approve an amendment to the Amended and Restated 2011 Long-Term Incentive Plan to increase the numb

6, 2025. • Please have this Notice available. Follow the instructions to vote your proxy. Your Internet vote authorizes the Named Proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card. Access the Internet and go to www.investorelections.com/RELL . *Ema